Volt Information Sciences, Inc. Announces Further Strategic Divestitures of Non-Core Businesses to Allow Substantially Greater Focus on its Core Staffing Business

Completes Sale of Uruguayan Publishing and Printing Businesses

NEW YORK – August 6, 2015 – Volt Information Sciences, Inc. (NYSEMKT: VISI) (the “Company”) today announced that it has completed the sale of Volt Directories S.A. Ltd. and Tainol S.A., its Uruguayan publishing and printing subsidiaries, to affiliates of FCR Media Group, a leading local search provider in 11 European countries that provides expertise in online and off-line advertising.  The divestitures are part of the Company’s previously announced strategy to improve its financial performance through divestitures of its non-core businesses.  Terms of the transaction were not disclosed.

“Similar to the sales of our computer systems and vendor management software businesses, these divestitures enable us to better focus our attention and resources on opportunities within our world-class core staffing business where we believe we are better positioned to add value,” said Michael Dean, Chairman and Interim CEO of the Company.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is an international provider of staffing services (traditional time- and materials-based as well as project-based), information technology infrastructure services, and telecommunication infrastructure and security services. Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily professional administration, technical, information technology and engineering positions. Our project-based staffing assists with individual customer assignments as well as customer care call centers and gaming industry quality assurance testing services, and our managed service programs consist of managing the procurement and on-boarding of contingent workers from multiple providers. Our information technology infrastructure services provide server, storage, network and desktop IT hardware maintenance, data center and network monitoring and operations. For more information, visit www.volt.com.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “could,” “seek,” “believe,” “expect,” “plan,” “anticipate,” “estimate,” “optimistic,” “confident,” “project,” “intend,” “strategy,” “designed to,” and similar expressions are intended to identify forward-looking statements about the Company’s results of operations, future plans, objectives, performance, intentions and expectations. Forward-looking statements are subject to a number of known and unknown risks, including, among others, the timing of filing the Company’s financial statements with the Securities and Exchange Commission, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Company reports filed with the Securities and Exchange Commission.

Contact:
Volt Information Sciences, Inc.
Paul Tomkins, 212-704-7920
voltinvest@volt.com